                                                                    EXHIBIT 10.1
                                LOAN AGREEMENT



                                BY AND BETWEEN



                           ATMOS ENERGY CORPORATION



                                      AND



                          NATIONSBANK OF TEXAS, N.A.



                         DATED AS OF NOVEMBER 26, 1996

                                     INDEX

                                                             Page

Section 1.         Definitions                                 1
     (a)        Breakage Amount                                1
     (b)        Business Day                                   1
     (c)        Change of Control                              1
     (d)        Consolidated Capitalization                    2
     (e)        Consolidated Funded Indebtedness               2
     (f)        Consolidated Indebtedness                      2
     (g)        Consolidated Net Property                      2
     (h)        Debt                                           2
     (i)        Environmental Laws                             3
     (j)        Environmental Liability                        3
     (k)        Environmental Lien                             3
     (l)        ERISA                                          3
     (m)        Event of Default                               3
     (n)        Financial Statements                           3
     (o)        Fixed Assets                                   3
     (p)        GAAP                                           4
     (q)        Guaranty or Guaranties                         4
     (r)        Lien                                           4
     (s)        Loan                                           4
     (t)        Maturity Date                                  4
     (u)        Maximum Rate                                   4
     (v)        Minority Interests in Subsidiaries             4
     (w)        1959 Indenture                                 4
     (x)        1986 Note Purchase Agreements                  5
     (y)        1987 Note Purchase Agreements                  5
     (z)        1989 Note Purchase Agreement                   5
     (aa)       1991 Note Purchase Agreement                   5
     (ab)       1992 Note Purchase Agreement                   5
     (ac)       1993 Indenture                                 5
     (ad)       1994 Note Purchase Agreement                   5
     (ae)       Person                                         6
     (af)       Plan                                           6
     (ag)       Shareholders' Equity                           6
     (ah)       Subsidiary                                     6
     (ai)       Wholly-Owned Subsidiary                        6

Section 2.         Amount and Terms of Credit                  6
     (a)        The Loan                                       6
     (b)        Promissory Note                                6
     (c)        Computations, Etc                              6

Section 3.         Use of Proceeds                             7

Section 4.         Prepayment Prior to the Maturity Date       7

Section 5.         Capital Adequacy and Increased Costs        7
     (a)        Reserve Requirements                           7
     (b)        Taxes                                          8


                                      (i)

     (c)        Change in Laws                                 8
     (d)        Breakage Amount                                9

Section 6.         Closing                                     9

Section 7.         Representations and Warranties              9
     (a)        Corporate Existence                            9
     (b)        Corporate Power and Authorization              9
     (c)        Binding Obligations                            9
     (d)        No Legal Bar or Resultant Lien                10
     (e)        No Consent                                    10
     (f)        Financial Condition                           10
     (g)        Litigation                                    10
     (h)        Liabilities                                   10
     (i)        Taxes; Governmental Charges                   11
     (j)        Titles, Etc                                   11
     (k)        Defaults                                      11
     (l)        Casualties; Taking of Properties              11
     (m)        Margin Stock                                  12
     (n)        Location of Business and Offices              12
     (o)        Compliance with the Law                       12
     (p)        No Material Misstatements                     12
     (q)        ERISA                                         12
     (r)        Subsidiaries                                  13
     (s)        Environmental Matters                         13
     (t)        Investment Company Act                        13

Section 8.         Conditions of Lending                      13
     (a)        Conditions                                    14
                (i)    Execution and Delivery                 14
                (ii)   Legal Opinion                          14
                (iii)  Corporate Resolutions                  14
                (iv)   Incumbency                             14
                (v)    Articles of Incorporation and Bylaws   14
                (vi)   Other Documents                        14
                (vii)  Legal Matters Satisfactory             14
                (viii) Representations and Warranties         14
                (ix)   No Event of Default                    15
     (b)  Failure to Satisfy                                  15

Section 9.         Covenants                                  15
     (a)        Financial Statements and Reports              15
                (i)    Annual Audited Financial Statements    15
                (ii)   Quarterly Financial Statements         15
                (iii)  Securities and Exchange Commission
                        Filings                               15
     (b)        Certificates of Compliance                    16
     (c)        Accountants' Certificate                      16
     (d)        Taxes and Other Liens                         16
     (e)        Compliance with Laws                          16
     (f)        Further Assurances                            17
     (g)        Performance of Obligations                    17
     (h)        Insurance                                     17
     (i)        Accounts and Records                          17

                                     (ii)

     (j)        Right of Inspection                           17
     (k)        Notice of Certain Events                      17
     (l)        ERISA Information and Compliance              18
     (m)        Environmental Reports and Notices             18
     (n)        Liens                                         19
     (o)        Consolidations, Mergers, and Sales of Assets  20
     (p)        Change of Control                             21
     (q)        Dividends                                     21
     (r)        Leverage                                      21
     (s)        Consolidated Net Property                     21
     (t)        Operating Cash Flow                           21
     (u)        Investments                                   22
     (v)        Corporate Existence and Due Qualification     24
     (w)        Maintenance of Properties                     24
     (x)        Transactions with Affiliates                  25
     (y)        Downstream Transfers                          25

Section 10.        Events of Default                          25
     (a)        Events                                        25
     (b)        Remedies                                      27
     (c)        Right of Set-Off                              27

Section 11.        Exercise of Rights; Waivers                27

Section 12.        Notices                                    28

Section 13.        Expenses; Indemnification                  28
     (a)        Expenses                                      28
     (b)        Indemnification                               28

Section 14.        Governing Law                              29

Section 15.        Invalid Provisions                         29

Section 16.        Maximum Interest Rate                      29

Section 17.        Multiple Counterparts                      30

Section 18.        Survival                                   30

Section 19.        Parties Bound                              30

Section 20.        Participations                             30

Section 21.        Option to Fund                             31

Section 22.        Accounting Terms                           31

Section 23.        No Control                                 31

Section 24.        Other Agreements                           31

                                     (iii)

                                LOAN AGREEMENT

          THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of the 26th day of November, 1996, by and between ATMOS ENERGY CORPORATION, a Texas corporation ("Borrower"), and NATIONSBANK OF TEXAS, N.A., a national banking association ("Bank").


                              W I T N E S S E T H:

          WHEREAS, Borrower has requested Bank to extend credit to it for the purposes hereinafter described, and Bank is willing to do so on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS.  When used herein, the terms "Agreement,"
          ---------   -----------
"Borrower" and "Bank" shall have the meanings indicated above, and the following terms shall have the following meanings:

          (a) Breakage Amount - "Breakage Amount" is the amount of any cost or
              ---------------
expense incurred by Lender (as determined in a commercially reasonable manner) as a result of its termination of any interest rate swap or other hedging arrangement entered into by Lender in connection with the Loan. If the Breakage Amount calculated by Lender is a negative number, then such amount shall be subtracted from the Prepayment Amount. If the Breakage Amount calculated by Lender is a positive number, then such amount shall be added to the Prepayment Amount. In the event that (i) the Loan is accelerated as a result of any default by Borrower, or (ii) Borrower fails to borrow the full amount of the Loan, then Borrower shall pay to Lender on demand the Breakage Amount as calculated by Lender except that in no event shall Lender pay any Breakage Amount to Borrower.

          (b) Business Day - The normal banking hours during any day (other than
              ------------
Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

          (c) Change of Control - A "Change of Control" shall occur if any
              -----------------
Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under such Act) of (i) 40% or more of the outstanding voting stock of Borrower or (ii) 10% or more of the outstanding voting stock of Borrower if at any time following such acquisition of 10% or more of the outstanding voting stock a majority of the Persons serving on the Board of Directors of Borrower are Persons proposed directly or indirectly by the Person or group of Persons who acquired such 10% or more of outstanding voting stock.

          (d) Consolidated Capitalization - At any date, the sum (without
              ---------------------------
duplication) of Consolidated Funded Indebtedness plus Shareholders' Equity plus
                                                 ----                      ----
Minority Interests in Subsidiaries, all determined as of such date.

          (e) Consolidated Funded Indebtedness - For any period:
              --------------------------------

              (i) all Consolidated Indebtedness in respect of borrowed money, whether secured or unsecured, which by its terms matures more than one
          (1) year after the date as of which the calculation of Consolidated Funded Indebtedness is made (other than sinking fund, serial maturity, periodic installment, and amortization payments on account of such Consolidated Indebtedness that are required to be made within such year), and

              (ii) Consolidated Indebtedness in respect of borrowed money maturing within one (1) year from such date that is renewable or extendable at the option of the obligor to a date beyond one (1) year from such date, including any such Consolidated Indebtedness renewable or extendable (regardless of whether theretofore renewed or extended) under, or payable from the proceeds of other Consolidated Indebtedness that may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement (provided that there shall be excluded from Consolidated Funded Indebtedness described in this clause (ii) Consolidated Indebtedness that has been outstanding for one year or less and that has been incurred under a revolving credit agreement or other similar agreement entered into to support commercial paper or similar short term working capital credit facilities).

          (f) Consolidated Indebtedness - At any date, all Debt of Borrower and
              -------------------------
its Subsidiaries, determined on a consolidated basis.

          (g) Consolidated Net Property - The aggregate amount of assets of
              -------------------------
Borrower and its Subsidiaries properly includable under GAAP under the categories "property, plant and equipment" on the consolidated balance sheet of Borrower and its Subsidiaries, less the amount of accumulated depreciation and amortization attributable thereto.

          (h) Debt - At any date, without duplication and determined in
              ----
accordance with GAAP, (i) all obligations of a Person, contingent or otherwise, that should be reflected as liabilities on such Person's balance sheet (including, without limitation, obligations of such Person as lessee under capital leases, but excluding common stock, preferred stock, surplus, retained earnings, reserves for taxes in respect of income deferred to the future, and other deferred credits and reserves), (ii) all obligations that are secured by any Lien existing on property owned by such Person regardless of whether the obligations secured thereby shall have been assumed by such Person, and (iii) all Guaranties by such Person.

          (i) Environmental Laws - The Comprehensive Environmental Response,
              ------------------
Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S)9601, et seq.; the Resource
                                                      -- ----
Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. (S)6901, et seq.; the Clean Air Act, 42 U.S.C.A. (S)7401,
                              -- ----
et seq.; the Clean Water Act of 1977, 33 U.S.C.A. (S)1251 et seq.; the Toxic
-- ----                                                   -- ----
Substances Control Act, 15 U.S.C.A. (S)2601, et seq.; and all other laws
                                             -- ----
relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, air pollution, water pollution, noise control, or the handling, discharge, disposal, or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing may be amended from time to time.

          (j) Environmental Liability - Any claim, demand, obligation, cause of
              -----------------------
action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

          (k) Environmental Lien - A Lien in favor of any court, governmental
              ------------------
agency or instrumentality, or any other Person (i) for any liability under any Environmental Law or (ii) for damages arising from or cost incurred by such court, governmental agency or instrumentality, or other Person in response to a release or threatened release of a hazardous or toxic waste, substance, or constituent into the environment.

          (l) ERISA - The Employee Retirement Income Security Act of 1974, as
              -----
amended, and the regulations promulgated thereunder, as in effect as of the date hereof and any subsequent provisions that are amendatory thereof, supplemental thereto, or substituted therefor. In addition, the terms "Commonly Controlled Entity," "Multiemployer Plan," "PBGC," "Plan," "Prohibited Transaction," and "Reportable Event" have the same meanings as provided therefor in ERISA.

          (m) Event of Default - The events described in Section 10 of this
              ----------------
Agreement.

          (n) Financial Statements - Consolidated and consolidating balance
              --------------------
sheets and income statements and consolidated statements of cash flows, together with appropriate footnotes and schedules, prepared in accordance with GAAP.

          (o) Fixed Assets - The assets of Borrower and its Subsidiaries
              ------------
constituting "net property, plant and equipment" as defined by GAAP on the consolidated balance sheet of Borrower and its Subsidiaries.

          (p) GAAP - Generally accepted accounting principles, consistently
              ----
applied throughout the period involved. In the event of a change in GAAP after the date of this Agreement, this Agreement and the Note, to the extent GAAP applies, shall continue to be construed in accordance with GAAP as in existence on the date hereof.

          (q) Guaranty or Guaranties - Guaranty or Guaranties by any Person
              --------    ----------
shall mean (a) all guaranties, sales with recourse, endorsements (other than for collection or deposit in the ordinary course of business), and other obligations (contingent or otherwise) to pay, purchase, repurchase, or otherwise acquire or become liable upon or in respect of any Debt of others and (b) without limiting the generality of the foregoing, all obligations (contingent or otherwise) to purchase products, supplies, or other property or services from others under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make investments in others, or to maintain the capital, working capital, solvency, or the general financial conditions of others, or to indemnify others against and hold them harmless from damages, losses and liabilities, all under circumstances intended by such Person to enable others to incur or discharge any of their Debt or to comply with agreements relating to their Debt or otherwise to assure or protect their creditors against loss in respect of such Debt.

          (r) Lien - Any mortgage, deed of trust, pledge, security interest,
              ----
assignment, encumbrance, or lien (statutory or otherwise) of every kind and character.

          (s) Loan - The $40,000,000 which Bank has loaned to Borrower on a term
              ----
basis pursuant to the terms and provisions of this Agreement.

          (t) Maturity Date - November 25, 1998, the day which is one (1) day
              -------------
less than two (2) years from the Closing Date.

          (u) Maximum Rate - The highest rate of nonusurious interest permitted
              ------------
from day to day by applicable law, including Tex. Rev. Civ. Stat. Ann. art. 5069-1.04 (and as the same may be incorporated by reference in other Texas statutes), but, otherwise, without limitation, the rate based upon the "indicated rate ceiling."

          (v)  Minority Interests in Subsidiaries - Interests held by others in
               ----------------------------------
any subsidiary of Borrower in which less than 100% of the voting securities are owned directly or indirectly by Borrower.

          (w)  1959 Indenture - That certain Indenture of Mortgage and Deed of
               --------------
Trust dated as of July 15, 1959, between United Cities Gas Company and City National Bank and Trust Company of Chicago and R. Emmett Hanley, Trustees, together with those First through Twentieth Supplemental Indentures dated from November 1, 1960, through December 1, 1992, respectively, amending such Indenture.

          (x)  1986 Note Purchase Agreements - Those certain Note Purchase
               -----------------------------
Agreements, dated as of December 30, 1986, by and between (i) Borrower and John Hancock Mutual Life Insurance Company and (ii) Borrower and Mellon Bank, N.A., together with those certain letter agreements dated November 13, 1987 and Amendments to Note Purchase Agreements, dated as of October 11, 1989 and November 12, 1991, respectively, amending each of the foregoing Note Purchase Agreements.

          (y)  1987 Note Purchase Agreements - Those certain Note Purchase
               -----------------------------
Agreements, dated as of December 21, 1987, by and between (i) Borrower and John Hancock Mutual Life Insurance Company, (ii) Borrower and John Hancock Charitable Trust I (which was subsequently assigned to John Hancock Mutual Life Insurance Company), and (iii) Borrower and Mellon Bank, N.A., together with those certain Amendments to Note Purchase Agreements, dated as of October 11, 1989 and November 12, 1991, respectively, amending each of the foregoing Note Purchase Agreements.

          (z)  1989 Note Purchase Agreement - That certain Note Purchase
               ----------------------------
Agreement, dated as of October 11, 1989, by and between Borrower and John Hancock Mutual Life Insurance Company, together with that certain Amendment to Note Purchase Agreement, dated as of November 12, 1991, amending such Note Purchase Agreement.

          (aa) 1991 Note Purchase Agreement - That certain Note Purchase
               ----------------------------
Agreement, dated as of August 29, 1991, by and between Borrower and The Variable Annuity Life Insurance Company, together with that certain Amendment to Note Purchase Agreement, dated as of November 26, 1991, amending such Note Purchase Agreement.

          (bb) 1992 Note Purchase Agreement - That certain Note Purchase
               ----------------------------
Agreement dated as of August 31, 1992, between Borrower and The Variable Annuity Life Insurance Company, together with that certain Amendment to Note Purchase Agreement, dated as of December 22, 1993, amending such Note Purchase Agreement.

          (cc) 1993 Indenture - That certain Tenth Supplemental Indenture, dated
               --------------
as of December 1, 1993, to Indenture of Mortgage and Deed of Trust dated as of March 1, 1957, between Borrower and

Colorado National Bank (Formerly Central Bank Denver, N.A.), as Trustee, and First Amendment, dated as of December 1, 1993, between Borrower and First Colony Life Insurance Company, to Bond Purchase Agreement dated as of April 1, 1991, between First Colony Life Insurance Company and Greeley Gas Company

          (dd) 1994 Note Purchase Agreement - That certain Note Purchase
               ----------------------------
Agreement dated November 14, 1994, among Borrower and New York Life Insurance Company, New York Life Insurance and Annuity Corporation, The Variable Annuity Life Insurance Company, American General Life Insurance Company, and Merit Life Insurance Company.

          (ee) Person - An individual, corporation, partnership, association,
               ------
trust, or any other entity or organization, including a government or political subdivision, agency, or instrumentality thereof.

          (ff) Plan - Any plan subject to Title IV of ERISA and maintained by
               ----
Borrower or any such plan to which Borrower is required to contribute on behalf of its employees.

          (gg) Shareholders' Equity - The sum (determined in accordance with
               --------------------
GAAP) of Borrower's (i) common stock, (ii) retained earnings, (iii) capital surplus, and (iv) paid in capital.

          (hh) Subsidiary - Any corporation or other entity of which securities
               ----------
or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or another Subsidiary.

          (ii) Wholly-Owned Subsidiary - Any Subsidiary in which Borrower owns,
               -----------------------
either directly or indirectly, 100% of the voting securities.

          SECTION 2.  AMOUNT AND TERMS OF CREDIT.
          ---------   --------------------------

          (a) The Loan.  Subject to and upon the terms and conditions herein set
              --------
forth, Bank agrees to lend to Borrower the sum of $40,000,000 on a term basis. Bank will credit the proceeds of the Loan to Borrower's deposit account with Bank.

          (b) Promissory Note.  The Loan shall be evidenced by a promissory note
              ---------------
(the "Note") of Borrower, which Note shall (i) be dated November 26, 1996; (ii) bear interest at the rate of 6.09% per annum; (iii) be payable as to interest in consecutive quarterly installments as it accrues on the last day of each calendar quarter commencing December 31, 1996, and continuing through and including September 30, 1998, and on the Maturity Date; (iv) be payable as to principal in one installment on the Maturity Date; (v) be entitled to the benefits of this Agreement;

and (vi) be in the form of EXHIBIT A annexed hereto, with blanks completed in
                           ---------
conformity herewith. A Breakage Amount determined as per Section 5(d) hereof may be payable in the event Borrower fails to borrow the full amount of the Loan.

          (c) Computations, Etc.  All payments made to Bank or the holder of the
              -----------------
Note under this Agreement shall be made without setoff or counterclaim and free and clear of, and exempt from, and without deduction for or account of, any taxes not later than 2 p.m. (Dallas time) on the date when due and shall be in lawful money of the United States of America in immediately available funds at the payment office of Bank. Borrower hereby authorizes Bank, if and to the extent payment is not made when due under the Note, to charge from time to time against any account of Borrower with Bank any amount so due. Interest shall be computed on Bank basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of 365 or 366 days, as the case may be. If the Note, or any payment required to be made thereon, becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding full Business Day and interest shall be payable at the then applicable rate per annum during such extension.

          SECTION 3.  USE OF PROCEEDS.  Borrower agrees that the proceeds of the
          ---------   ---------------
Loan hereunder will be used solely for working capital, capital expenditures and other lawful corporate purposes.

          SECTION 4.  PREPAYMENT PRIOR TO THE MATURITY DATE. Borrower may prepay
          ---------   -------------------------------------
the Loan in full, but not in part, on any Business Day selected by Borrower (the "Prepayment Date") following at least ten (10) Business Days' prior written notice thereof to Bank. As of the close of business on the second Business Day prior to the Prepayment Date, Bank shall determine the aggregate amount which Borrower shall pay to Bank in satisfaction of Borrower's obligations under the Loan (the "Prepayment Amount"). The Prepayment Amount shall be equal to (i) the sum of (a) the total principal amount of the Loan outstanding on the Prepayment Date (the "Principal"), plus (b) the total amount of interest accruing up to but not including the Prepayment Date, plus or minus (ii) the Breakage Amount. If the Breakage Amount calculated by Bank is a negative number, then such amount shall be subtracted from the Prepayment Amount; if the Breakage Amount calculated by Bank is a positive number, then such amount shall be added to the Prepayment Amount.

          SECTION 5.  CAPITAL ADEQUACY AND INCREASED COSTS.
          ---------   ------------------------------------

          (a) Reserve Requirements. In the event of any change in any applicable
              --------------------
law, treaty, or regulation or in the interpretation or administration thereof or in the event any central bank or other fiscal monetary or other authority having jurisdiction over Bank or the Loan imposes, modifies, or deems applicable to the Loan any reserve requirement of the Board of Governors of the Federal Reserve System or any other reserve, special deposit, compulsory loan, assessment, increased cost, or similar requirements against assets of, deposits with or for the account of, or credit extended by, Bank, or imposes on Bank any other condition affecting this Agreement or the Loan and the result of any of the foregoing is to increase the cost to Bank in maintaining the Loan or to reduce any amount (or the effective return on any amount) received by Bank hereunder, then Borrower shall pay to Bank upon demand of Bank as additional interest on the Note such additional amount or amounts as will reimburse Bank for such additional cost or such reduction. Upon becoming aware of any such change or imposition that may result in any such increase or reduction, Bank shall give written notice to Borrower thereof together with a certificate of Bank setting forth the amount necessary to compensate Bank as aforesaid and the basis for the determination of such amount. Determinations made by Bank for purposes of this
Section 5(a) of the effect of any such change in its costs of maintaining the Loan or on amounts receivable by it in respect of the Loan and of the additional amounts required to compensate Bank in respect thereof shall be conclusive, provided that such determinations are made on a reasonable basis and are absent manifest error.

          (b) Taxes. Both principal and interest on the Note are payable without
              -----
withholding or deduction for or on account of any taxes. If any taxes are levied or imposed on or with respect to the Note or on any payment on the Note, then, and in any such event, Borrower shall pay to Bank upon demand of Bank such additional amounts as may be necessary so that every net payment of principal and interest on the Note, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when the Loan is outstanding any laws are enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, materially changes the basis of taxation of payments to Bank of principal of or interest on the Note by subjecting such payment to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of Bank) then Borrower will pay the amount of loss to the extent that such loss is caused by such a change. Bank shall give notice to Borrower upon becoming aware of the amount of any loss incurred by it through enactment or promulgation of any such law that materially changes the basis of taxation of payments to Bank or of any such enactment or promulgation that may result in such payments becoming subject to double taxation or otherwise. Bank shall also deliver to Borrower a certificate of Bank setting forth the basis for the determination of such loss and the computation of such amounts.

Determinations made by Bank for purposes of this Section 5(b) of the effect of such taxes on its costs of maintaining the Loan or on amounts receivable by it and of the additional amounts required to compensate Bank in respect thereof shall be conclusive, provided that such determinations are made on a reasonable basis and are absent manifest error.

          (c) Change in Laws.  If at any time the adoption of any new law or
              --------------
regulation, change in existing laws or regulations, or interpretation of any new or existing laws or regulations shall make it unlawful or impossible for Bank to maintain or fund the Loan hereunder or any interest rate swap or other hedging arrangement entered into by Bank in connection with the funding of the Loan, then Bank shall promptly notify Borrower in writing and Borrower shall do one of the following at its option: (i) repay the outstanding Loan owed to Bank on the next interest payment date, without penalty and without paying a Breakage Amount (or immediately if Bank may not lawfully continue to maintain and fund such Loan); or (ii) if such change in laws relates to the interest rate swap or other hedging arrangement entered into by Bank in connection with the funding of the Loan, become a direct party to the interest rate swap or hedging arrangement; or
(iii) convert such Loan to bear interest at the Bank's current prime rate.

          (d) Breakage Amount. A Breakage Amount may be payable should the Loan
              ---------------
be prepaid or should Borrower fail to borrow the full amount of the Loan. When Bank determines a Breakage Amount is payable, it shall deliver to Borrower a certificate as to the computation of the Breakage Amount and the basis for determining such amount, which shall be determined in a commercially reasonable manner. Determinations by Bank of the Breakage Amount shall be conclusive, provided such determinations are made on a reasonable basis and are absent manifest error.

          SECTION 6.  CLOSING.  The closing of the transactions contemplated by
          ---------   -------
this Agreement shall take place at the office of Bank (or other mutually agreeable location) on or before December 31, 1996, as the parties shall agree (the "Closing Date"). The obligations of Bank set forth herein are subject to the satisfaction (in the opinion of Bank) on or before the Closing Date, unless waived in writing by Bank, of the conditions specified in Section 8 hereof.

          SECTION 7.  REPRESENTATIONS AND WARRANTIES. In order to induce Bank to
          ---------   ------------------------------
enter into this Agreement, Borrower hereby represents and warrants to Bank (which representations and warranties shall survive the delivery of the Note) as follows:

          (a) Corporate Existence.  Borrower and each Subsidiary (other than
              -------------------
Enermart Trust, a Pennsylvania business trust) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was incorporated, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged in, and is duly qualified as a foreign corporation in all jurisdictions wherein the failure to qualify would have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole. Enermart Trust is a Pennsylvania business trust, has the power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged in, and is duly qualified in all jurisdictions where the failure to so qualify would have a material adverse affect on the business, assets or financial condition of Borrower and its Subsidiaries taken as a whole.

          (b) Corporate Power and Authorization. Borrower is duly authorized and
              ---------------------------------
empowered to create and issue the Note, to execute, deliver, and perform this Agreement, and to incur the obligations provided for herein and therein; and all corporate and other action on Borrower's part requisite for the due creation and issuance of the Note and for the due execution, delivery, and performance of this Agreement and to make the borrowings hereunder has been duly and effectively taken.

          (c) Binding Obligations. This Agreement and the Note constitute valid
              -------------------
and binding obligations of Borrower, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors rights and to the availability of equitable remedies).

          (d) No Legal Bar or Resultant Lien. The Note and this Agreement do not
              ------------------------------
and will not violate, contravene, or conflict with any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which Borrower is subject or result in the creation or imposition of any lien or other encumbrance of any nature upon any assets or properties of Borrower now owned or hereafter acquired other than those contemplated by this Agreement.

          (e) No Consent.  Except for regulatory approvals from the states of
              ----------
Colorado and Missouri which have been obtained, the execution, delivery, and performance by Borrower of the Note and this Agreement do not require the consent or approval of any other person or entity, including without limitation any consent of shareholders required by law or by its articles of incorporation or bylaws or any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

          (f) Financial Condition.  All Financial Statements of Borrower and the
              -------------------
Subsidiaries (or of any Subsidiary) that have been delivered to Bank as of the date hereof are complete and correct in all material respects (subject, in the case of any Financial Statements that are unaudited, to year-end audit adjustments) and have been prepared in accordance with GAAP. Such financial statements (together with the pertinent notes thereto) fairly present the financial condition of Borrower and the Subsidiaries at the respective dates indicated, all in accordance with GAAP. No change has occurred in the condition (financial or otherwise), business, or operations of Borrower or any Subsidiary since the date of the last Financial Statement delivered to Bank prior to the date hereof that has a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole, except as disclosed in EXHIBIT B attached hereto.
                                                      ---------

          (g) Litigation.  Except as described in the Financial Statements or as
              ----------
otherwise disclosed in EXHIBIT B attached hereto, there is no litigation, legal
                       ---------
or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the officers of Borrower, threatened against or affecting Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole or the ability of Borrower to perform its obligations under this Agreement or the Note.

          (h) Liabilities. Neither Borrower nor any Subsidiary has any material
              -----------
(as determined in the aggregate) liability, fixed or contingent, except as disclosed to Bank in the Financial Statements or in EXHIBIT C attached hereto.
                                                    ---------
No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law, or governmental regulation or otherwise relative to the business, assets, or properties of Borrower or any Subsidiary that would have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole.

          (i) Taxes; Governmental Charges. Each of Borrower and the Subsidiaries
              ---------------------------
has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon its assets, properties, or income that are due and payable, including interest and penalties, or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided and except for certain county, city, school district, or similar ad valorem taxes for which the failure to pay would not have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole.

          (j) Titles, Etc.  Each of Borrower and the Subsidiaries has good and
              -----------
marketable title to, or a valid leasehold interest in, all of its assets and properties, real or personal, including the properties and assets and leasehold interests reflected in the Financial Statements referred to in Section 7(f) hereof (other than any properties or assets disposed of in the ordinary course of business), necessary or appropriate for the operation of its respective businesses, free and clear of all liens, mortgages, pledges, security interests, or other encumbrances, except the liens described in Section 9(n) hereof and except for such other liens or encumbrances that, if present, would not have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole.

          (k) Defaults. Borrower is not a party to any indenture, loan, or
              --------
credit agreement, or to any lease or other agreement or instrument, which could have a material adverse effect on the ability of Borrower to carry out its obligations under this Agreement or the Note. Neither Borrower nor any Subsidiary is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement, or other agreement or instrument to which Borrower or any Subsidiary is a party in any respect that would have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole. No Event of Default hereunder has occurred and is continuing nor has any event occurred or failed to occur which, with the passage of time or service of notice or both, would constitute an Event of Default.

          (l) Casualties; Taking of Properties. Neither the business nor the
              --------------------------------
assets or properties of Borrower and its Subsidiaries taken as a whole has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

          (m) Margin Stock. Borrower is not engaged in the business of extending
              ------------
credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry a margin stock or for any other purpose that might cause this transaction to be considered a "purpose credit" within the meaning of Regulation U. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither Borrower nor any person or entity acting on behalf of Borrower has taken or will take any action that might cause the loans hereunder or this Agreement to violate Regulation U or any other regulation of the

Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (n) Location of Business and Offices. The principal place of business
              --------------------------------
and chief executive offices of Borrower is located at the address stated on the signature page hereof.

          (o) Compliance with the Law. Neither Borrower nor any Subsidiary (i)
              -----------------------
is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any of its assets or properties are subject, or (ii) has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct or proposed conduct of its business; which violation or failure would have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole.

          (p) No Material Misstatements.  No information, exhibit, or report
              -------------------------
furnished by Borrower or any Subsidiary to Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

          (q) ERISA. Each of Borrower and the Subsidiaries is in compliance in
              -----
all material respects with the applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction that would have a material adverse effect on the financial condition of Borrower has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted such proceedings; no Plan currently maintained by Borrower or any of the Subsidiaries is a Multiemployer Plan; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan in accordance with the provisions of ERISA; and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

          (r) Subsidiaries. All of Borrower's subsidiaries are listed in EXHIBIT
              ------------                                               -------
D attached hereto. All of the outstanding capital stock of each Subsidiary has
-
been validly issued, is
fully paid and nonassessable, and is owned by Borrower free and clear of all mortgages, deeds of trust, pledges, liens, security interests, and other charges or encumbrances.

          (s) Environmental Matters.  Except as disclosed on EXHIBIT E attached
              ---------------------                          ---------
hereto, neither Borrower nor any Subsidiary (i) has received notice or otherwise learned of any Environmental Liability that could reasonably be expected to have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole or the ability of Borrower to pay and perform its obligations under this Agreement and the Note arising in connection with (A) any noncompliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste, substance, constituent, or other substance into the environment, (ii) has threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance, constituent, or other substance into the environment that could reasonably be expected to have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole or the ability of Borrower to pay and perform its obligations under this Agreement and the Note, or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance, or constituent into the environment for which Borrower or any Subsidiary is or may be liable and which could reasonably be expected to have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole. Except as disclosed in EXHIBIT E, the operations
                                                       ---------
of Borrower and the Subsidiaries comply in all material respects with all applicable laws relating to hazardous materials.

          (t) Investment Company Act.  Neither Borrower nor any Subsidiary is an
              ----------------------
"investment company" or a company directly or indirectly "controlled" by or "acting on behalf of" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          SECTION 8.  CONDITIONS OF LENDING.
          ---------   ----------------------

          (a) Conditions. The obligation of Bank to make the Loan shall be
              ----------
subject to the following conditions precedent:

              (i) Execution and Delivery. Borrower shall have executed and
                  ----------------------
          delivered to Bank the Note and other required documents, all in form and substance satisfactory to Bank.

              (ii) Legal Opinion. Bank shall have received from Borrower's
                   -------------
          general counsel a favorable legal opinion in form and substance satisfactory to Bank (i) as to the matters (as of the date of such opinion) set forth in Subsections 7(a), (b), (c),
          (d), (e) and (g) hereof, and (ii) as to such other matters as Bank or its counsel may reasonably request.

              (iii)  Corporate Resolutions. Bank shall have received appropriate
                     ---------------------
          certified corporate resolutions and evidence of existence and good standing for Borrower.

              (iv)   Incumbency. Bank shall have received a signed certificate
                     ----------
          of the Secretary of Borrower, certifying the names of each of the officers of Borrower authorized to sign loan documents on behalf of Borrower, together with the true signatures of each such officer. Bank may conclusively rely on such certificate until Bank receives a further certificate of the Secretary of Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

              (v)    Articles of Incorporation and Bylaws. Bank shall have
                     ------------------------------------
          received copies of the Articles of Incorporation of Borrower and all amendments thereto, certified by the Secretary of State of the State of Texas, and a copy of the bylaws of Borrower and all amendments thereto, certified by the Secretary of Borrower as being true, correct, and complete.

              (vi)   Other Documents. Bank shall have received such other
                     ---------------
          instruments and documents incidental and appropriate to the transaction provided for herein as Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Bank.

              (vii)  Legal Matters Satisfactory. All legal matters incident to
                     --------------------------
          the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for Bank retained at the expense of Borrower.

              (viii) Representations and Warranties. The representations and
                     ------------------------------
          warranties of Borrower under this Agreement (excluding, however, the representations and warranties set forth in Sections 7(g), (h), and
          (s) and the last sentence of Section 7(f) as to any matter referred to in such provisions to the extent that it has theretofore been disclosed in writing by Borrower to Bank) are true and correct in all material respects.

              (ix)   No Event of Default. No Event of Default shall have
                     -------------------
          occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice or both, would constitute an Event of Default.

          (b) Failure to Satisfy. If, notwithstanding Borrower's failure to
              ------------------
satisfy all conditions precedent to the obtaining of the Loan, Bank nevertheless makes the Loan, the making of the Loan shall not constitute a waiver of the unfulfilled condition or conditions nor any Event of Default caused by such failure.

          SECTION 9.  COVENANTS.  A deviation from the provisions of this
          ---------   ---------
Section 9 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Bank. Without the prior written consent of Bank, Borrower will at all times comply with the covenants contained in this
Section 9 from the date hereof and for so long as any part of the Note is outstanding.

          (a) Financial Statements and Reports. Borrower shall promptly furnish
              --------------------------------
to Bank from time to time upon request such information regarding the business, affairs, and financial condition of Borrower, as Bank may reasonably request, and will furnish to Bank the following Financial Statements and other documents and information:

              (i)   Annual Audited Financial Statements. Within one hundred
                    -----------------------------------
          (100) days after the close of each fiscal year of Borrower, Borrower shall deliver to Bank the annual audited Financial Statements of Borrower and its Subsidiaries as of the end of such fiscal year.

              (ii)  Quarterly Financial Statements. Within sixty-five (65) days
                    ------------------------------
          after the end of each of the first three fiscal quarters of Borrower, Borrower shall deliver to Bank the quarterly Financial Statements of Borrower and its Subsidiaries as of the end of such quarter.

              (iii) Securities and Exchange Commission Filings. Promptly after
                    ------------------------------------------
          the filing thereof, Borrower shall deliver to Bank a copy of any report, proxy statement, financial statement, or other filing made by Borrower or any Subsidiary with the Securities and Exchange Commission, any state securities agency, or any national stock exchange or quotation service; and promptly upon receipt thereof, copies of any notices received from the Securities and Exchange Commission or any state securities agency relating to any order, rule, statute, or other laws or information that would have a material adverse effect on the financial condition, properties, or operations of Borrower and its Subsidiaries taken as a whole.

          (b) Certificates of Compliance. Concurrently with the furnishing of
              --------------------------
the annual audited Financial Statements pursuant to Subsection 9(a)(i) above and each of the quarterly unaudited Financial Statements pursuant to Subsection 9(a)(ii) above, Borrower will furnish or cause to be furnished to Bank a certificate signed by the chief financial officer of Borrower (i) stating that Borrower has fulfilled in all material respects its obligations under the Note and this Agreement and that all representations and warranties made herein and therein continue to be true and correct in all material respects (or specifying the nature of any change) or, if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof and the action that is proposed to be taken with respect thereto; (ii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 9(q), (r), (s) and (t) of this Agreement; and (iii) containing or accompanied by such financial or other details, information, and material as Bank may reasonably request to evidence such compliance.

          (c) Accountants' Certificate.  Concurrently with the furnishing of the
              ------------------------
annual audited Financial Statements pursuant to Subsection 9(a)(i) above, Borrower will furnish a statement from the firm of independent public accountants who audited such statements (i) to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default or any condition or event which with notice or lapse of time or both would become an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

          (d) Taxes and Other Liens. Borrower and each Subsidiary will pay and
              ---------------------
discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower or any Subsidiary or upon the income or any assets or property of Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies, and rent) that, if unpaid, might become a lien or other encumbrance upon any or all of the assets or property of Borrower or any Subsidiary; provided, however, that Borrower and the Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof is contested in good faith by appropriate proceedings diligently conducted and if Borrower and such Subsidiaries shall have set up adequate reserves therefor, if required, under GAAP.

          (e) Compliance with Laws.  Borrower will observe and comply, and cause
              --------------------
each Subsidiary to comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal, and other governments, departments, commissions, boards, agencies, courts, authorities, officials, and officers, whether domestic or foreign.

          (f) Further Assurances. Borrower will cure promptly any defects in the
              ------------------
creation and issuance of the Note and the execution and delivery of the Note and this Agreement. Borrower at its sole expense will promptly execute and deliver to Bank upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement or to correct any omissions in the Note or more fully to state the obligations set out herein.

          (g) Performance of Obligations.  Borrower will pay the Note and other
              --------------------------
obligations incurred by it hereunder according to the reading, tenor, and effect thereof and hereof, and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower under this Agreement at the time or times and in the manner specified.

          (h) Insurance. Borrower now maintains and will continue to maintain,
              ---------
and each Subsidiary now maintains and Borrower will cause each Subsidiary to continue to maintain, insurance with respect to its assets against such liabilities, casualties, risks, and contingencies and in such types and amounts as are usually carried by companies engaged in the same or similar businesses and similarly situated. Upon request of Bank, Borrower and the Subsidiaries will furnish or cause to be furnished to Bank from time to time a summary of the respective insurance coverage of Borrower and the Subsidiaries in form and substance satisfactory to Bank and if requested will furnish Bank copies of the applicable policies.

          (i) Accounts and Records.  Borrower will keep, and will cause each
              --------------------
Subsidiary to keep, adequate books, records, and accounts in which full, true, and correct entries will be made of all dealings or transactions in relation to their business and activities, prepared in a manner consistent with prior years.

          (j) Right of Inspection.  Borrower will permit, and will cause each
              -------------------
Subsidiary to permit, upon reasonable notice, any officer, employee, or agent of Bank to examine Borrower's and the Subsidiaries' books, records, and accounts, and take copies and extracts therefrom, all at such reasonable times as Bank may request.

          (k) Notice of Certain Events.  Borrower shall promptly notify, and
              ------------------------
Borrower shall promptly cause each Subsidiary to notify, Bank if Borrower or the Subsidiaries learn of the occurrence of any of the following:

              (i) any Event of Default, or any fact, condition, or event that, with the giving of notice or passage of time or both, would become an Event of Default, or the failure of Borrower to observe any of its undertakings hereunder, together with a detailed statement by Borrower or the appropriate Subsidiary of the steps being taken to cure such default;

              (ii) any legal, judicial, or regulatory proceedings affecting Borrower or any Subsidiary or any of the assets or properties of Borrower or any Subsidiary that, if adversely determined, could reasonably be expected to have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole;

              (iii) any dispute between Borrower or any Subsidiary and any governmental or regulatory body or any other person or entity that, if adversely determined, might reasonably be expected to have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole;

              (iv) any other matter that in Borrower's reasonable opinion could have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole; or

              (v) the occurrence of an "Event of Default" under the 1986, 1987, 1989, 1991, 1992 or 1994 Note Purchase Agreements or the 1993 Indenture or any event that, with notice or the lapse of time or both, would become an "Event of Default" thereunder.

          (l) ERISA Information and Compliance. Borrower will promptly furnish
              --------------------------------
to Bank, and Borrower will cause each Subsidiary to promptly furnish to Bank, upon becoming aware of or having reason to know of the occurrence of a Reportable Event or a Prohibited Transaction under ERISA that would have a material adverse effect on the financial condition of Borrower or of any circumstances existing that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any Commonly Controlled Entity, and promptly but in any event within two Business Days of receipt of notice by Borrower or any Commonly Controlled Entity of notice that PBGC intends to terminate a Plan or appoint a trustee to administer same, a written notice signed by the President or the chief financial officer of Borrower or the appropriate Subsidiary specifying the nature thereof, what action Borrower or the appropriate Subsidiary is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Borrower will not create a Multiemployer Plan.

          (m) Environmental Reports and Notices. Borrower will deliver, and
              ---------------------------------
cause each Subsidiary to deliver, to Bank written notice promptly upon Borrower's or any Subsidiary's learning that it has received notice or otherwise learned of any claim, demand, action, event, condition, report, or investigation indicating any potential or actual liability arising in connection with (A) the non-compliance with or violation of the requirements of any Environmental Law that reasonably could be expected to have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole; (B) the release or threatened release of any toxic or hazardous waste, substance, or constituent into the environment that reasonably could be expected to have a material adverse effect on the business, assets, or financial condition of Borrower and its Subsidiaries taken as a whole or which release Borrower or the appropriate Subsidiary would have a duty to report to any court or government agency or instrumentality; or (C) the existence of any Environmental Lien on any properties or assets of Borrower or any Subsidiary.

          (n) Liens. Without the prior written consent of Bank, Borrower will
              -----
not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, hypothecation, assignment, deposit agreement, or other preferential arrangement, charge, or encumbrance (including without limitation any conditional sale or other title retention agreement or finance lease) of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or sign or file, or permit any Subsidiary to sign or file, under the Uniform Commercial Code of any jurisdiction a financing statement that names Borrower or any Subsidiary as debtor, or sign or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such financing statement; provided, however, that Borrower may grant any of the following described Liens without Bank's consent:

              (i) any Lien existing on any asset of Borrower or of a Subsidiary that, if material, is identified on EXHIBIT F;
                                                         ---------
              (ii) any Lien on any assets securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such assets, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

              (iii) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into Borrower or a consolidated Subsidiary and not created in contemplation of such event;

              (iv) any Lien existing on any asset prior to the acquisition thereof by Borrower or a Subsidiary and not created in contemplation of such acquisition;

              (v) any Lien on any Fixed Assets of Borrower created pursuant to or under Section 4.08 of each of the 1986 Note Purchase Agreements, the 1987 Note Purchase Agreements, and the 1989 Note Purchase Agreement, or under Section 4.8 of the 1991 Note Purchase Agreement, or under Section 4.8 of the 1992 Note Purchase Agreement, or under Section 4.10 of the 1994 Note Purchase Agreement, or under Section 6.06 of the 1993 Indenture, or pursuant to or under a similar provision, utilizing the same or a similar cash flow-to-debt test, contained in any other loan agreement that Borrower may enter into after the date hereof, which agreement grants a loan or extends credit to Borrower with a maturity date in excess of one year, and Liens securing obligations arising out of the extension or refinancing of the obligations referred to above, provided that such obligations are not increased and are not secured by any additional property;

              (vi) Liens arising against after-acquired property located in the states of Colorado, Kansas and Missouri pursuant to and under the 1993 Indenture, and all supplements and amendments thereto; and liens arising against after-acquired property pursuant to and under the 1959 Indenture of United Cities Gas Company, and all supplements and amendments thereto; and Liens securing obligations arising out of the extension or refinancing of the obligations referred to above, provided that such obligations are not increased and are not secured by any additional property;

              (vii) Liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

              (viii) Liens imposed by law, such as operators', mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due;

              (ix) Liens, pledges, or deposits under workers' compensation, unemployment insurance, Social Security, or similar legislation;

              (x) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases permitted by the terms of this Agreement, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business and in each case payment with respect to which is not yet past due; and

              (xi) Liens on Fixed Assets not otherwise permitted by this Agreement securing Debt in the aggregate (at the time such Liens are created) not in excess of two percent (2%) of Consolidated Net Property.

          (o) Consolidations, Mergers, and Sales of Assets.
              --------------------------------------------

              (i) Borrower will not (A) consolidate or merge with or into any other Person or (B) sell, lease, or otherwise transfer, directly or indirectly, all or substantially all of its assets; provided, however, that Borrower may merge with another Person if Borrower is the corporation surviving such merger and if, after giving effect thereto, no event shall occur and be continuing which constitutes an Event of Default or a condition, event, or act that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

              (ii) Borrower will not permit any Subsidiary (A) to consolidate or merge with or into, (B) transfer all or any substantial part of its assets to, or (C) issue any shares of capital stock to, any person other than Borrower or a wholly-owned Subsidiary.

          (p) Change of Control.  If a Change of Control shall occur, Borrower
              -----------------
shall, within ten (10) days after the occurrence thereof, give Bank notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto. Bank may, upon three (3) Business Days' notice to Borrower given not later than sixty (60) days after such Change of Control, declare the Note (together with accrued interest thereon) and any other amounts payable hereunder (including without limitation the Breakage Amount if applicable) immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by Borrower.

          (q) Dividends.  The aggregate cash dividends paid on the stock of
              ---------
Borrower and the Subsidiaries (other than, in the case of any Subsidiary, dividends paid to Borrower or a Subsidiary that is wholly owned, directly or indirectly, by Borrower) after the date hereof shall not exceed the sum of (i) 75% of the aggregate consolidated net income of Borrower and the Subsidiaries for periods after September 30, 1990, plus (ii) $20,000,000, plus (iii) 100% of
                                      ----                   ----
the net cash proceeds to Borrower from any issuance of its capital stock subsequent to September 30, 1990, minus (iv) dividends paid since September 30,
                                  -----
1991; provided that immediately before and after giving effect thereto no event shall occur and be continuing which constitutes an Event of Default or a condition, event or act that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

          (r) Leverage.
              --------

              (i) Consolidated Funded Indebtedness shall not exceed 65% of Consolidated Capitalization.

              (ii) Consolidated Indebtedness (excluding trade accounts payable and other current and accrued liabilities other than liabilities for borrowed money) shall not exceed 70% of the sum of (A) Consolidated Indebtedness (excluding trade accounts payable and other current and accrued liabilities other than liabilities for borrowed money), plus
          (B) Shareholder's Equity, plus (C) Minority Interests in Subsidiaries.

          (s) Consolidated Net Property. At no time shall Borrower's
              -------------------------
Consolidated Net Property be less than 150% of Borrower's Consolidated Funded Indebtedness.

          (t) Operating Cash Flow. Borrower shall use its best efforts to cause,
              -------------------
for each consecutive four fiscal quarter period, the sum of Borrower and the Subsidiaries consolidated net incomes plus the aggregate amount of depreciation
                                      ----
deducted in calculating such net incomes plus the aggregate amount of deferred
                                         ----
taxes deducted in calculating such net incomes plus the aggregate amount of all other noncash charges deducted in calculating such net incomes, to be equal to or greater than 12.5% of Consolidated Indebtedness (excluding trade accounts payable and other current and accrued liabilities other than liabilities for borrowed money) as of the end of the last fiscal quarter. In the event that, at the end of any fiscal quarter, the standards set forth in the immediately preceding sentence shall not be met with respect to the latest four consecutive fiscal quarters (including such fiscal quarter), Borrower shall cause valid and perfected first-priority Liens to be created and maintained at all times thereafter pursuant to documentation satisfactory to Bank, securing the repayment of the Note, against properties of Borrower (and/or Subsidiaries, if necessary) reasonably acceptable to Bank and having a book value as of the end of such fiscal quarter equal to at least one and one-half times the aggregate principal balance outstanding under the Note as of the end of such fiscal quarter.

          (u) Investments.  Neither Borrower nor any Subsidiary, directly or
              -----------
indirectly, shall (a) purchase or otherwise acquire or own any stock or other securities of any other Person; (b) make or permit to be outstanding any loan, advance or capital contribution to, or any Guaranties of the obligations of, any other Person (other than receivables in the ordinary course of business); (c) enter into any agreements for the purchase or other acquisition of any product, materials, or supplies, or for transportation or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials, or supplies or the nonfurnishing of the transportation or services for reasons other than the failure or refusal of the purchaser to accept the same; provided, however, that the following (herein called "Permitted Investments") shall be permitted:

              (i) marketable direct obligations of the United States of America and obligations guaranteed by the United States of America, which have the full faith and credit of the United States of America, including repurchase agreements involving United States government securities if such repurchase agreements are with a bank or trust company that is organized under the laws of the United States or any State thereof;

              (ii) commercial paper issued by any corporation organized under the laws of the United States or any state thereof maturing within one year or less from the date of investment and rated at least A-2, P-2 or Duff 2 by Standard & Poor's Corporation, Moody's Investors Service, or Duff & Phelps, Inc., respectively;

              (iii) tax exempt securities maturing within one year or less rated at least AA- by Standard & Poor's Corporation, Aa3 by Moody's Investors Service, or AA-by Duff & Phelps, Inc.;

              (iv) cash surrender value of life insurance policies carried by and for the benefit of Borrower on the lives of key employees, in amounts that the Board of Directors of Borrower determines in good faith are customary in Borrower's industry and are necessary and appropriate for the protection of the business, operations and financial condition of Borrower;

              (v) investments by Borrower or a Subsidiary in the capital stock or other equity securities of any other Subsidiary or any corporation which concurrently with such investment becomes a Subsidiary, and loans and advances by Borrower or a Subsidiary to any such other Subsidiary (but excluding Guaranties of the obligations of any such other Subsidiary except for Guaranties of the obligations of any Wholly-Owned Subsidiary, which may be included if the Guaranty reasonably may be expected to benefit, directly or indirectly, the guarantor corporation); provided, however, that the Subsidiary in which the investment is made or to which the loan or advance is made pursuant to this clause (v) is engaged in the business of gas, electric, water or other utilities (including, where relevant to the particular utility involved, the generation, transportation, transmission, or distribution thereof) or a related business;

              (vi) investments, loans, or advances which would be permitted under the immediately preceding clause (v) except that the entity in which such investment is made or to which such loan or advance is made is not (and does not as a result of such investment become) a Subsidiary, provided that at no time shall the aggregate of all investments, loans, or advances outstanding pursuant to this clause (vi) exceed 50% of Borrower's Shareholders' Equity;

              (vii) investments, loans or advances which would be permitted under the preceding clause (v) except that the entity in which such investment is made or to which such loan or advance is made is not a utility and is not (and does not as a result of such investment become) a Subsidiary, provided that at no time shall the aggregate of all investments, loans or advances outstanding pursuant to this clause
          (vii) exceed 25% of Borrower's Shareholders' Equity;

              (viii) other investments, loans or advances by Borrower which would not be permitted under the preceding clauses (v), (vi) or (vii), provided that immediately after the making of such investment, and if the amount of such investment and all other outstanding investments pursuant to this clause (viii) were treated as cash dividends paid on the stock of Borrower and the Subsidiaries for purposes of Section 9(q), Borrower would be permitted to pay at least one additional dollar in cash dividends under Section 9(q) (investments made pursuant to this clause (viii) are herein called "Limited Investments");

              (ix) loans or advances to officers, directors and employees of Borrower or any Subsidiary for home ownership or consumer or similar purposes, but not for commercial or investment purposes, provided that such loans reasonably may be expected to benefit, directly or indirectly, Borrower, and provided further that the aggregate amount of all such loans or advances at any time outstanding shall not exceed 2-1/2% of Borrower's Shareholders' Equity;

              (x) time and demand deposits of any bank or trust company organized under the laws of the United States of America or any State thereof that are fully insured as to payment by the Federal Deposit Insurance Corporation, provided however, that such deposits need not be so insured if the deposits are made in the ordinary course of the collection process for Borrower or any Subsidiary;

              (xi) security deposits and notes receivable from customers arising in the ordinary course of Borrower's business;

              (xii) certificates of deposit or similar instruments evidencing Eurodollar deposits maturing within one year or less issued by a bank or trust company with combined capital and surplus not less than $100,000,000 and whose unsecured certificates of deposit are rated at least AA by Standard & Poor's Corporation or Duff & Phelps, Inc., or at least Aa2 by Moody's Investors Service; and

              (xiii) the guaranty by Borrower of indebtedness of and tha making of loans to Woodward Marketing, L.L.C., to the extent the aggregate amount of such indebtedness and loans are less than $5,625,000 at any time outstanding.

          The preceding notwithstanding, in no event shall Borrower or any Subsidiary make or incur any Permitted Investment listed in clauses (v), (vi),
(vii), (viii) and (ix) of this Section 9(u) at any time following the occurrence of an Event of Default or an event or condition which, upon the passing of time or the giving of notice or both, would constitute an Event of Default or if the incurrence of such Investment would result in the violation of any other provision of this Agreement.

          (v) Corporate Existence and Due Qualification. Borrower shall preserve
              -----------------------------------------
and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required; provided, however, that nothing herein shall prevent any merger or consolidation otherwise permitted under Section 9(o) of this Agreement.

          (w) Maintenance of Properties.  Borrower shall maintain, keep, and
              -------------------------
preserve, and cause each Subsidiary to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or usable in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (x) Transactions with Affiliates.  Neither Borrower nor any Subsidiary
              ----------------------------
shall enter into any transaction with an Affiliate of Borrower or of such Subsidiary except in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's or such Subsidiary's operations and business and upon terms found in good faith by the Board of Directors of Borrower or such Subsidiary to be fair and reasonable and no less favorable than those Borrower or such Subsidiary could obtain in a comparable arm's-length transaction with a Person other than an Affiliate. For purposes hereof, an "Affiliate" of any Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (the term "control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise).

          (y) Downstream Transfers. Notwithstanding any other provision hereof
              --------------------
to the contrary, Borrower shall not at any time transfer, sell assign or contribute any substantial portion of its assets that would properly be included in the determination of Consolidated Net Property to any Subsidiary regardless of the consideration received in exchange therefor.

          SECTION 10.  EVENTS OF DEFAULT.
          ----------   -----------------

          (a) Events. Any one or more of the following events shall be
              ------
considered an Event of Default as that term is used herein:

              (i) Borrower shall fail to pay when due or declared due the principal of or interest on the Note or any fee or any other indebtedness of Borrower incurred pursuant to this Agreement and such failure shall continue for a period of one (1) Business Day after the same shall become due;

              (ii) Any representation or warranty made by Borrower under this Agreement or in any certificate or statement furnished at any time or made to Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be incomplete, incorrect, misleading, or untrue in any material respect as of the date on which such representation or warranty is made or deemed made;

              (iii) Default shall be made in the due observance or performance of any of the covenants or agreements of Borrower contained in Sections 9(g), (k), (n), (o), (p), or (q) of this Agreement, or default shall be made in the due observance or performance of any of the covenants or agreements contained in any other section of this Agreement and such default shall continue for more than thirty (30) days after notice thereof has been given to Borrower by Bank or Bank is notified of such default, or should have been so notified, pursuant to the provisions of Section 9(k) hereof, whichever is earlier;

              (iv) Borrower or any Subsidiary shall fail to make any payment of principal, premium, if any, or interest with respect to any Debt (other than Debt owing Bank) in an aggregate principal amount in excess of $5,000,000 when due or within any applicable grace period;

              (v) Any event or condition shall occur which results in the acceleration of the maturity of any Debt of Borrower or any Subsidiary (other than Debt owing Bank) in an aggregate principal amount in excess of $5,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

              (vi) Borrower or any Subsidiary shall (A) commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (C) make a general assignment for the benefit of creditors, (D) fail generally to pay its debts as they become due, or (E) take any corporate action authorizing any of the foregoing;

              (vii) An involuntary case or other proceeding shall be commenced against Borrower or any Subsidiary seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against Borrower or any Subsidiary under the federal bankruptcy laws as now or hereinafter in effect; or

              (viii) A judgment or order for the payment of money in excess of $5,000,000 (or judgments or orders aggregating in excess of $5,000,000) shall be rendered against Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days.

          (b) Remedies. Upon the occurrence of any Event of Default specified in
              --------
Subsections 10(a)(vi) and (vii) above, the entire principal amount due under the Note and all interest then accrued thereon and any other liabilities of Borrower hereunder (including, without limitation, the Breakage Amount if applicable) shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. In the case of any other Event of Default, Bank may, by notice to Borrower, declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder (including, without limitation, the Breakage Amount if applicable) to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 10 shall be construed to limit or amend in any way the Events of Default enumerated in the Note or any other document executed in connection with the transaction contemplated herein. If the Note is accelerated, then Bank shall determine the Breakage Amount, and Borrower shall pay to Bank upon its demand the Breakage Amount, provided that in no event shall Bank pay Borrower or shall Borrower otherwise be entitled to a credit for any Breakage Amount.

          (c) Right of Set-Off. Upon the occurrence and during the continuance
              ----------------
of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any and all of the indebtedness of Borrower now or hereafter existing under the Note and this Agreement, irrespective of whether Bank shall have made any demand under this Agreement or the Note and although such indebtedness may be unmatured. Bank agrees promptly (and in any event within five (5) Business Days) to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Bank may have. None of the rights granted to Bank in this Section 10 shall apply to any deposits held by it constituting trust funds and so identified to it at the time the applicable deposit account is created.

          SECTION 11.  EXERCISE OF RIGHTS; WAIVERS.  No failure to exercise, and
          ----------   ---------------------------
no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. The rights of Bank hereunder are cumulative and are not exclusive of any other rights, powers, privileges, or remedies now or hereafter existing, at law or in equity or otherwise. No modification or waiver of any provision of this Agreement or the Note nor consent to departure therefrom shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar, or other circumstances without such notice or demand.

          SECTION 12.  NOTICES.  Any notices or other communications required or
          ----------   -------
permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (including telegraphic, telex and facsimile transmission) and must be personally delivered or mailed first class postage paid addressed to the party to be notified at its address on the signature page hereof. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third Business Day after it is mailed as aforesaid. Either party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 12.

          SECTION 13.  EXPENSES; INDEMNIFICATION.
          ----------   -------------------------

          (a) Expenses. Borrower shall pay (i) all reasonable and necessary out-
              --------
of-pocket expenses of Bank (including the reasonable fees and disbursements of special counsel for Bank) in connection with the preparation of this Agreement and the documents described or referred to herein, any waiver or consent hereunder or any amendment hereof, or any default or Event of Default or alleged default or Event of Default hereunder, and (ii) all reasonable and necessary out-of-pocket expenses incurred by Bank (including the reasonable fees and disbursements of counsel for Bank) in connection with any Event of Default or any condition, event, or act that, with the giving of notice or lapse of time or both, would constitute an Event of Default, and collection and other enforcement proceedings resulting therefrom. Borrower shall indemnify Bank against any transfer taxes, document taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note. The provisions of this Section 13(a) shall survive the termination of this Agreement.

          (b) Indemnification. Borrower agrees to indemnify and hold harmless
              ---------------
Bank from and against any loss, cost, liability, damage, or expense (including the reasonable fees and out-of-pocket expenses of counsel to Bank, including all necessary local counsel hired by such counsel) incurred by Bank in investigating or preparing for, defending against, or providing evidence, producing documents, or taking any other action with respect to any commenced or threatened litigation, administrative proceeding, or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise that arises out of or is based upon any acts, practices, or omissions or alleged acts, practices, or omissions of Borrower or its agents relating to (i) the use of the proceeds of the Loan or (ii) the acquisition by Borrower of all or any part of the stock or property of any Person, regardless of whether Borrower shall have borrowed hereunder to finance all or any part of such acquisition. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower to Bank hereunder or at common law or otherwise and shall survive any termination of this Agreement and the payment of all indebtedness of Borrower to Bank hereunder and under the Note, provided that Borrower shall have no obligation under this Section 13 to Bank with respect to any of the foregoing arising out of the negligence or willful misconduct of Bank.

          SECTION 14.  GOVERNING LAW. This Agreement is being executed and
          ----------   -------------
delivered, and is intended to be performed, in Dallas, Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement, and interpretation of this Agreement and all other documents and instruments referred to herein, unless otherwise specified therein or unless the laws of another state require the application of the laws of such state.

          SECTION 15.  INVALID PROVISIONS.  If any provision of this Agreement
          ----------   ------------------
is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

          SECTION 16.  MAXIMUM INTEREST RATE.  Regardless of any provisions
          ----------   ---------------------
contained in this Agreement or in any other documents and instruments referred to herein, Bank shall never be deemed to have contracted for or be entitled to receive, collect, charge, or apply as interest on the Note any amount in excess of the maximum rate of interest permitted to be charged by applicable law. In the event Bank ever receives, collects, charges, or applies as interest any such excess or if an acceleration of the maturities of the Note or any prepayment by Borrower results in Borrower having paid any interest in excess of the maximum rate, such amount that would constitute excessive interest shall be applied to the reduction of the unpaid principal balance of the Note for which such excess was received, collected, or applied. If the principal balance of such Note is paid in full, any such remaining excess shall forthwith be paid to Borrower.
All sums paid or agreed to be paid to Bank for the use, forbearance, or detention of the indebtedness evidenced by the Note or this

Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until paid in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) compare the total amount of interest contracted for, charged, or received with the total amount of interest that could be contracted for, charged, or received throughout the entire contemplated term of the Note at issue at the maximum lawful rate under applicable law.

          SECTION 17.  MULTIPLE COUNTERPARTS. This Agreement may be executed in
          ----------   ---------------------
identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

          SECTION 18.  SURVIVAL.  All covenants, agreements, undertakings,
          ----------   --------
representations, and warranties made in this Agreement, the Note, or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

          SECTION 19.  PARTIES BOUND.  This Agreement shall be binding upon and
          ----------   -------------
inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives, and estates, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties, or obligations hereunder.

          SECTION 20.  PARTICIPATIONS.
          ----------   --------------

          (a) Bank shall have the right at any time and from time to time to sell one or more participations in the Note. Bank's obligations hereunder shall remain unchanged, and no participant shall have the right to consent to or restrict Bank's ability to agree to the modification, waiver or amendment of any of the terms of this Agreement or the Note or to consent to any action or failure to act of any party to this Agreement or the Note or to excuse or refrain from exercising any power or rights which Bank may have under this Agreement and the Note. To the extent of any such participation, the provisions of this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrower to Bank. Borrower shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrower shall be entitled to treat Bank as the sole owner of the Note without regard to notice or actual knowledge of any such participation. Upon the occurrence of an Event of Default, each participant will have and is hereby granted the right to setoff against and to appropriate and apply from time to time, without prior notice to Borrower or any other party, any such notice being hereby expressly waived, any and all deposits (general or special) or other indebtedness or claims, direct or indirect, contingent or otherwise, at any time held or owing by the participant to or for the credit or account of Borrower against the payment of the Note and any other obligations of Borrower hereunder, provided, however, none of the rights granted in this Section 20 shall apply to any deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Within five (5) Business Days after such setoff or appropriation by a participant, that participant shall give Borrower and Bank written notice thereof; provided, however, a failure to give such notice shall not affect the validity of the setoff or appropriation.

          (b) Bank may furnish any information concerning Borrower in the possession of Bank from time to time to participants (including prospective participants), provided that the Person to whom such information shall be disclosed shall have agreed in writing, subject to normal exceptions and to the extent that the same is not in the public domain, to keep such information confidential.

          SECTION 21.  OPTION TO FUND.  Bank shall be entitled to fund and
          ----------   --------------
maintain its funding of all or any part of the principal balance of its Note in any manner it sees fit.

          SECTION 22.  ACCOUNTING TERMS.  Unless specified elsewhere herein or
          ----------   ----------------
otherwise required or permitted by any federal or state regulatory authority or agency to which Borrower is subject, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements to be delivered hereunder shall be prepared in accordance with, GAAP.

          SECTION 23.  NO CONTROL.  None of the terms of this Agreement or of
          ----------   ----------
any other document executed in conjunction herewith or related hereto shall be deemed to give Bank the rights and powers to exercise control over the business or affairs of Borrower. The relationship between Borrower and Bank created by this Agreement is only that of a debtor/creditor, and the powers of Bank hereunder are limited to the right to receive payment on the Note and to exercise the remedies provided herein and in any other document executed in conjunction herewith or related hereto.

          SECTION 24.  OTHER AGREEMENTS.  THIS WRITTEN LOAN AGREEMENT REPRESENTS
          ----------   ----------------
THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.


ATMOS ENERGY CORPORATION             ATMOS ENERGY CORPORATION,
5430 LBJ Freeway                     a Texas corporation
Three Lincoln Centre, Suite
160
Dallas, Texas 75240                  By:
Attention:  Carl Weller              ---------------------------------
            Treasurer                   James F. Purser
Telephone:  (214) 450-9755              Executive Vice President and
Fax:        (214) 455-3085              Chief Financial Officer


NATIONSBANK OF TEXAS, N.A.           NATIONSBANK OF TEXAS, N.A.,
901 Main Street, 64th Floor          a national banking association
Dallas, Texas 75202
Attention:  Curtis L. Anderson
      Senior Vice President          By:
      Utility Finance Division       ---------------------------------
Telephone:  (214) 508-1290              Curtis L. Anderson
Fax:        (214) 508-3943              Senior Vice President




                               LIST OF EXHIBITS

 A                          Form of Promissory Note       (S) 2(b)

 B                            Change in Condition         (S) 7(f)

 C                           Material Liabilities         (S) 7(h)

 D                           List of Subsidiaries         (S) 7(r)

 E                           Environmental Matters        (S) 7(s)

 F                              Existing Liens            (S) 9(n)

                                   EXHIBIT A

                                   TERM NOTE


$40,000,000                      Dallas, Texas            November 26, 1996


     FOR VALUE RECEIVED, ATMOS ENERGY CORPORATION, a Texas corporation having its principal place of business at Three Lincoln Centre, Suite 160, 5430 LBJ Freeway, Dallas, Texas 75240, referred to herein as "Borrower," promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association referred to herein as the "Lender," the principal sum of Forty Million Dollars ($40,000,000), or, if less, such amount as may have been advanced and be outstanding hereunder, together with interest on the unpaid principal balance as set forth below. All sums hereunder are payable to the Lender at its principal office at 901 Main Street, Dallas, Texas 75202.

     1.   DEFINITIONS.  Unless the context hereof otherwise requires or
          -----------
provides, the terms used herein have the same meanings as defined in that certain Loan Agreement between the Borrower and the Lender of even date herewith, as the same has been or may be amended or supplemented from time to time (the "Agreement"). The definitions of "Maturity Date" and "Maximum Rate" are reproduced below for purposes of clarity:

          Maturity Date - November 25, 1998, the day which is one (1) day less
          -------------
     than two (2) years from the Closing Date.

          Maximum Rate - The highest rate of nonusurious interest permitted from
          ------------
     day to day by applicable law, including Tex. Rev. Civ. Stat. Ann. art. 5069-1.04 (and as the same may be incorporated by reference in other Texas statutes), but, otherwise, without limitation, the rate based upon the "indicated rate ceiling."

     2.   INTEREST RATE.  The unpaid principal balance from the date hereof
          -------------
until maturity (whether by acceleration or otherwise) shall bear interest at 6.09% per annum. All past-due payments of principal and interest under this Note shall bear interest at the Maximum Rate from maturity until paid.

     3.   PAYMENT OF PRINCIPAL AND INTEREST.  Interest only on the unpaid
          ---------------------------------
principal balance hereof shall be due and payable in seven (7) consecutive quarterly installments commencing December 31, 1996, and continuing through and including September 30, 1998. Then, the unpaid principal balance of this Note together with accrued interest thereon, shall be due and

EXHIBIT A - Page 1
---------
payable on the Maturity Date. The principal and interest due hereunder shall be evidenced by the Lender's records which, absent manifest error, shall be conclusive evidence of the computation of principal and interest balances owed by the Borrower to the Lender.

     4.   DEFAULT.  Upon the occurrence of an Event of Default described in
          -------
Section 10(a)(vi) or Section 10(a)(vii) of the Agreement, the entire principal of and accrued interest on this Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Borrower. Should any other Event of Default occur and be continuing, the holder of this Note may, without demand or notice of its election declare the entire unpaid balance of this Note, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Borrower.

     5.   PREPAYMENT.  The Borrower may at any time prepay in whole but not in
          ----------
part the unpaid principal of this Note in the manner and to the extent specified in Section 4 of the Agreement.

     6.   WAIVER.  Each surety, endorser, guarantor and any other party now or
          ------
hereafter liable for the payment of this Note in whole or in part ("Surety") and the Borrower hereby severally (a) waive grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, non-payment or dishonor, notice of intent to accelerate, notice of acceleration and all other notices (except as provided in the Agreement), filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, surrender, subordination, waiver, modification, change, exchange or release of any security or the release of the liability of any parties primarily or secondarily liable hereon, (c) agree that the Lender is not required first to institute suit or exhaust its remedies hereon against the Borrower, any Surety or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same or to join any of them in any suit against any others of them, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them. No failure or delay on the part of the Lender in

EXHIBIT A - Page 2
---------
exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     7.   ATTORNEYS' FEES.  If this Note is not paid at maturity, regardless of
          ---------------
how such maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy or any other judicial proceedings, or is placed in the hands of an attorney for collection, the Borrower shall pay, in addition to all other amounts owing hereunder, all actual expenses of collection, all court costs and reasonable attorney's fees incurred by the holder hereof.

     8.   LIMITATION ON AGREEMENTS.  Regardless of any provisions contained in
          ------------------------
the Agreement or in any other documents and instruments referred to herein, the Lender shall never be deemed to have contracted for or be entitled to receive, collect, charge, or apply as interest on this Note any amount in excess of the Maximum Rate. In the event the Lender ever receives, collects, charges, or applies as interest any such excess or if an acceleration of the maturities of this Note or any prepayment by the Borrower results in the Borrower having paid any interest in excess of the Maximum Rate, such amount that would constitute excessive interest shall be applied to the reduction of the unpaid principal balance of this Note for which such excess was received, collected, or applied. If the principal balance of this Note is paid in full, any such remaining excess shall forthwith be paid to the Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness evidenced by this Note or the Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until paid in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) compare the total amount of interest contracted for, charged, or received with the total amount of interest that could be contracted for, charged, or received throughout the entire contemplated term of this Note at the maximum lawful rate under applicable law. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Lender and the Borrower in conflict herewith.


EXHIBIT A- Page 3
---------

     9.   GOVERNING LAW AND VENUE.  This Note and the rights and obligations of
          -----------------------
the parties hereunder shall be governed by the laws of the United States of America and by the laws of the State of Texas, and is performable in Dallas County, Texas. Chapter 15 of the Texas Credit Code (Tex. Rev. Civ. Stat. Ann. art 5069.15.01 et seq.) which regulates certain revolving credit loans and
               -- ----
revolving tri-party accounts does not apply to this Note.

     10.  BUSINESS DAY.  If any action is required or permitted to be taken
          ------------
hereunder on a Sunday, legal holiday or other day on which banking institutions in the State of Texas are authorized or required to close, such action shall be taken on the next succeeding day which is a Business Day, and, to the extent applicable, interest on the unpaid principal balance shall continue to accrue at the applicable rate.

     11.  AGREEMENT.  This Note is the Note referred to in the Agreement, and is
          ---------
entitled to the benefits thereof and the security as provided for therein. Reference is made to the Agreement and the Loan Documents for a statement of the rights and obligations of the Borrower, a description of the nature and extent of the security and the rights of the parties in respect to such security, and a statement of the terms and conditions under which the due date of this Note may be accelerated.

                              ATMOS ENERGY CORPORATION



                              By
                                -------------------------------
                                James F. Purser
                                Executive Vice President
                                and Chief Financial Officer


EXHIBIT A - Page 4
---------

                                   EXHIBIT B

                              CHANGE IN CONDITION


1.   Material Adverse Changes:  NONE

2.   Litigation:

     The Borrower has filed a Notice of Appeal with the Colorado Court of Appeals with respect to the Steamboat Springs case described in the Borrower's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. The Borrower has adequate insurance to cover the compensatory damages awarded. The Borrower's insurance carrier recently informed the Borrower that, based upon a recent Colorado Court ruling, it no longer believes that the punitive damages awarded against the Borrower can be covered by the Borrower's insurance policy. The Borrower is currently reviewing the position of the insurance carrier with respect to coverage of punitive damages.

     See also Financial Statements.


EXHIBIT B - Page Solo
---------

                                   EXHIBIT C

                             MATERIAL LIABILITIES


                           See Financial Statements

EXHIBIT C - Page Solo
---------

                                   EXHIBIT D

                             LIST OF SUBSIDIARIES


                                   Jurisdiction        Percentage
       Name of Subsidiary               of              of Voting
                                   Incorporation       Stock Owned

---------------------------------------------------------------------

Atmos Energy Services, Inc.       Delaware                 100%

EGASCO, Inc.                      Texas                    100%

EnerMart, Inc.                    Delaware                 100%

EnerMart Trust                    Pennsylvania              (1)

Trans Louisiana Industrial Gas    Louisiana                100%
 Company, Inc.

Western Kentucky Gas Resources    Delaware                 100%
 Company



(1)  Stock owned 100% by EnerMart, Inc.



EXHIBIT D - Page Solo
---------

                                   EXHIBIT E

                             ENVIRONMENTAL MATTERS



                                     None



EXHIBIT E - Page Solo
---------

                                   EXHIBIT F

                                EXISTING LIENS


Certain assets of Greeley Gas Company, a division of Atmos Energy Corporation, are pledged to secure certain indebtedness under the Tenth Supplemental Indenture, dated as of December 1, 1993, between Atmos Energy Corporation and Colorado National Bank, formerly Central Bank. The Tenth Supplemental Indenture relates to certain First Mortgage Bonds with First Colony Life, Series J, issued April 1, 1991. The Tenth Supplemental Indenture includes an "after-acquired property" clause.



EXHIBIT F - Page Solo
---------